INDEPENDENT AUDITORS' CONSENT
-----------------------------


Centennial Money Market Trust

We consent to the use in Post-Effective Amendment No. 22 to Registration Statement No. 2-65245 of our report dated July 24, 1995 on the financial statements of Centennial Money Market Trust appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
October 27, 1995